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                              SETTLEMENT AGREEMENT

         This Settlement Agreement ("Agreement" or "Settlement Agreement"), is entered into by Boots & Coots International Well Control, Inc. ("Boots & Coots") and the Donald and Shelley Moorehead Charitable Trust (the "Trust") on this day, March 20, 2000. Boots & Coots and the Trust shall be referred to individually by name or as the "Party," or collectively as the "Parties."

         1. Acknowledgments. The Parties agree upon and acknowledge the following facts as the basis for this Settlement Agreement:

            A. Boots & Coots is a Delaware corporation that has 5,000,000 authorized shares of preferred stock ("Preferred Stock"), at $.00001 par value.

            B. 40,000 shares of the Preferred Stock are designated as 10% Junior Redeemable Convertible Preferred Stock ("Junior Preferred Stock"), and are issued to the Trust, a Texas Trust. The shares of Junior Preferred Stock issued to the Trust are convertible into common stock, $.00001 par value (the "Common Stock") of Boots & Coots at $2.75 per share of Common Stock.

            C. The Trust currently holds Warrant No. 1998-15 representing the right to purchase 200,000 shares of Common Stock at an exercise price of $5.00 per share (the "200,000 Share Warrant").

            D. Scotty D. Cook holds Warrant No. 6(a) representing the right to purchase 40,000 shares of Common Stock at $1.20 per share.

            E. Thomas J. Spackman, Jr. holds Warrant No. 6(b) representing the right to purchase 20,000 shares of Common Stock at $1.20 per share.

            F. Donald F. Moorehead holds Warrant No. 6(c) representing the right to purchase 30,000 shares of Common Stock at $1.20 per share .

            G. George O. Moorehead holds Warrant No. 6 (d) representing the right to purchase 10,000 shares of Common Stock at $1.20 per share

                  Collective, holders (D) - (G) are referred to herein as, the "100,000 Share Warrant."

            H. Contemporaneously herewith, the Parties have entered into a Lock Up Agreement restricting sales of Common Stock by the Trust.


         2. Agreements. In exchange for the mutual covenants, representations and agreements set forth herein, the Parties agree to the following:


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            A.    Boots & Coots shall, upon the Trust's delivery to it of
                  certificates representing Junior Preferred Stock in accordance with the conversion requirements of the Certificate of Designation of Rights and Preferences relating thereto (the "Designation"), in one or a series of partial conversions, issue (i) 363,636 shares of Common Stock issuable upon the conversion thereof in accordance with such Designation, and
                  (ii) an additional 952,153 shares of Common Stock issuable upon the conversion thereof as an adjustment to the conversion price thereof pursuant to this Settlement Agreement.

            B. Boots & Coots shall issue to the Trust a Warrant to purchase 450,000 shares of Common Stock at an exercise price of $1.25 per share (the "450,000 Share Warrant").

            C. Boots & Coots hereby modifies the exercise price of the 200,000 Share Warrant as follows: (i) the exercise price shall be $1.25 per share as to 100,000 shares of Common Stock covered by the 200,000 Share Warrant, and (ii) the exercise price shall be $1.50 per share as to 100,000 shares of Common Stock covered by the 200,000 Share Warrant.

            D. Boots & Coots hereby modifies the permitted methods of payment of the exercise price under the 200,000 Share Warrant and the 100,000 Share Warrant to include a cashless exercise option as follows: the Trust may pay the exercise price for the shares of Common Stock by giving notice to Boots & Coots that it is exercising such warrant and authorizes Boots & Coots to withhold from the issuance to the Trust (and to reduce the amount of the warrant by) that number of shares which when multiplied by the average closing sales price for the Common Stock on the American Stock Exchange, bulletin board, NASDAQ, or any other exchange, for the ten consecutive trading days immediately preceding the date of notice of exercise is equal to the aggregate exercise price for the shares being purchased.

            E. In exchange for the foregoing, the Trust executes and delivers to Boots & Coots this Settlement Agreement and the Lock Up Agreement attached hereto as Exhibit A.

            F. That immediately following (no later than the end of business as of the day following) any public sale by the Trust (or any transferee of the Trust) of any shares of Common Stock issuable upon the conversion of the Junior Preferred Stock held by the Trust or the 200,000 share Warrant or the 100,000 Share Warrant, the Trust shall deliver, or cause to be delivered, to Boots & Coots written evidence of the date of such sale, the broker through whom such shares were sold, the number of shares sold, and the aggregate purchase price received with respect thereto. In the event that the Trust shall sell shares of


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                  Common Stock in excess of the restrictions on transfer imposed by the Lock Up Agreement, the Trust agrees that Boots & Coots shall have the right to cancel and refuse to issue shares of Common Stock otherwise issuable upon the exercise of the 100,000 Share Warrant, the 200,000 Share Warrant and the 450,000 Share Warrant in addition to pursuing whatever rights it may have under law.

            G. Boots & Coots agrees that its failure to render, or to cause its counsel to render, a legal opinion to its transfer agent (within a reasonable time after the receipt of a request and completed customary Rule 144 paperwork) that the legend may be removed from shares of Common Stock issued to the Trust upon the conversion of the Junior Preferred Stock as agreed herein, shall entitle the Trust to liquidated damages equal to the difference between (i) the Trust's $1,000,000 of invested capital plus a 10% annual rate of return from April 9, 1998 and (ii) proceeds from the Trust's sales of shares of Common Stock issued upon the conversion of the Junior Preferred Stock.

         3. Settlement. As to each and every possible allegation that could be asserted by Boots & Coots, there is dispute, doubt, disagreement, and controversy including but not limited to Boots & Coots' liability for damages, costs, and attorney's fees. Accordingly, the Trust and Boots & Coots have decided to avoid litigation, and now desire to enter into a compromise agreement regarding all claims which could possibly have been asserted. Therefore, in consideration of the mutual promises expressed herein and in the Lock Up Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the Trust voluntarily and knowingly executes this Agreement with the express intent of being bound to all obligations, terms and conditions contained herein.

         4. No Admission of Liability. The Parties have entered into this Settlement Agreement solely for the purpose of avoiding the nuisance, risk and expense of litigation over disputed and doubtful claims. This Settlement Agreement is not intended and should not be construed as an admission of liability by Boots & Coots because all such liability is expressly denied by each Party.

         5. Release by the Trust. In consideration of the receipt of covenants agreements described above, the Trust, for itself and its trustees, beneficiaries, agents, legal representatives, successors and assigns, hereby releases, discharges, indemnifies and holds Boots & Coots, its officers, directors, employees, shareholders, agents, subsidiaries, successors and assigns (collectively, the "Boots & Coots Released Parties") harmless from any and all claims, demands, actions, judgments and causes of action of whatever nature or character which it could have asserted, or which may be asserted by any person, trust, firm, partnership, corporation or business entity claiming by, through or under the Trust, and arising out of any claims that the Trust has or ever had relating to the Boots & Coots Released Parties, all of which claims are being released in this Agreement. The provisions of this paragraph apply even if such claims, demands, judgments, actions and causes of action were caused in whole or in part by any act, omission, negligence, gross negligence, breach of contract, intentional conduct, violation of statute or common law, breach of warranty, tort or conduct of any type by the Boots & Coots Released Parties. In further consideration of the receipt of settlement amount as above described, the Trust agrees to indemnify and hold the Boots & Coots Released Parties harmless from all claims for contribution or indemnity, whether


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asserted now or in the future, and the reasonable and necessary costs, including attorney's fees, incurred in defense of any such claim, that any person, trust, trustee, firm, partnership, corporation or business entity has or may have or assert against the Boots & Coots Released Parties in any way relating to the Trust's purchase or ownership of the securities of Boots & Coots or the transactions contemplated herein.

         6. Representations and Warranties by Boots & Coots. Boots & Coots hereby represents and warrants to the Trust the following:

            A. Organization and Good Standing. Boots & Coots is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

            B. Power and Authorization. The execution, delivery and performance by Boots & Coots of this Agreement is within Boots & Coots' legal authority and require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government which has not been obtained. Larry H. Ramming is the Chief Executive Officer and Chairman of the Board of Directors of Boots & Coots and he has full authority to bind Boots & Coots.

            C. Binding Obligations. This Agreement is the legal, valid and binding obligation of Boots & Coots and is enforceable against Boots & Coots in accordance with its terms.

            D. After April 9, 2000, Boots & Coots will, or will cause its counsel to, within a reasonable time after request and the receipt of completed customary Rule 144(k) paperwork, authorize the removal of the above legend from shares of Common Stock issuable upon conversion of the Junior Preferred Stock.


         7. Representations and Warranties by the Trust. The Trust hereby represents and warrants to Boots & Coots the following:

            A. Organization and Good Standing. The Trust is a trust duly organized and validly existing under the laws of the State of Texas.


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            B.    Power and Authorization. The execution, delivery and
                  performance by the Trust of this Agreement and the Lock Up Agreement are within the Trust's legal authority, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government. Don Moorehead and Shelley Moorehead are the trustees of the Trust and have the full authority to execute and deliver this Agreement and the Lock Up Agreement.

            C. Binding Obligations. This Agreement and the Lock Up Agreement constitute legal, valid and binding obligations of the Trust and are enforceable against the Trust, its trustees and beneficiaries, in accordance with their respective terms.

            D. Accredited Investor. The Trust is an "Accredited Investor" within the meaning of Rule 501 of the Securities Act.

            E. Binding Obligations. The Trust understands and agrees that each shares of Common Stock issued to it will bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

            E. No Assignment. The Trust has not assigned, mortgaged or transferred to any person or entity all or any portion of the claims which it may assert against Boots & Coots or the Boots & Coots Released Parties which are being released herein.

         7. Miscellaneous.


            A. This Agreement is binding upon each party hereto and its officers, directors, shareholders, trustees, employees, beneficiaries, agents, legal representatives, successors and assigns, and the provisions of this Agreement shall inure to the benefit of these parties.



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            B.    In the event that any one or more of the provisions of this
                  Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

            C. The validity, effect and construction of this Agreement shall be governed by the laws of the State of Texas. Any suit arising under or in connection with this Agreement, including but not limited to any proceeding to enforce or construe the terms of this Agreement, shall be brought in Dallas County, Texas, and no where else. In any such proceeding, the prevailing party shall be entitled to reasonable and necessary attorneys fees and costs.

            D. This Agreement and the Lock Up Agreement embody the entire settlement agreement between the Parties as to the subject matter hereof, and merge and supersede all prior discussions, agreements and understandings of every kind and nature among them. No party shall be bound by any condition, definition, warranty or representation, other than as expressly set forth or provided for in this Agreement or the Lock Up Agreement.

            E. This Agreement may not be amended, modified, waived or terminated orally or discharged except by a writing signed by the Parties.

            F. This Agreement shall not be construed in favor of or against any Party on the basis that the Party did or did not author this Agreement or any attachment related to it. It is intended that this Agreement shall be comprehensive in nature and shall be construed liberally to effect its purposes.

            G. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction.

            H. Each Party warrants that (a) before signing this Agreement, it consulted with his or her own counsel regarding the contents of this Agreement; (b) it voluntarily executed this Agreement only after having fully understood and after willingly accepting each and every term and condition described herein; and, (c) that no other Party, nor anyone else acting on its behalf, has made any promise or representation regarding this settlement which is not expressly stated in this Agreement or the Lock Up Agreement.

            I.    This Agreement shall be executed in multiple counterparts.


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            J.    This Agreement shall be binding on the Parties effective as of the date hereof.

            K. All notices and/or the tender of any other document or item required herein shall be valid only if sent by First Class, Certified, United States Mail to each Party at the following addresses:

                       (i)     Notices to Boots & Coots:

                                   Larry H. Ramming, Chief Executive Officer &
                                   Chairman
                                   Boots & Coots International Well Control,
                                   Inc.
                                   515 San Felipe, Suite 450
                                   Houston, TX 77056

                       (ii)    Notices to the Trust

                                   Thomas Spackman, President
                                   Founders Equity Group, Inc.
                                   2602 McKinney Ave., Suite 220
                                   Dallas, TX 75204

                  Any Party to this Agreement may change its address for notice purposes by notifying all other Parties of its new notice address in writing by First Class, Certified, United States Mail.


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                  WHEREFORE, with the intent of being fully bound by each and every obligation, term and condition contained herein, the Parties have this day executed this Agreement.

                                     BOOTS & COOTS INTERNATIONAL
                                     WELL CONTROL, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     DONALD AND SHELLEY MOOREHEAD
                                     CHARITABLE TRUST


                                     By:
                                        ----------------------------------------
                                             Shelley Moorehead, Trustee